Exhibit 21.1
For the purpose of this filing, information is organized under the headings of CMS Energy Corporation (Tier 1), CMS Capital, L.L.C. (Tier 2), CMS Enterprises Company (Tier 2), CMS Treasury Services, LLC (Tier 2), Consumers Energy Company (Tier 2), and Dearborn Industrial Energy, L.L.C. (Tier 2). As set forth in detail below, CMS Energy Corporation is the parent company of CMS Capital, L.L.C., CMS Enterprises Company, CMS Treasury Services, LLC, Consumers Energy Company, and Dearborn Industrial Energy, L.L.C. All ownership interests are 100 percent unless indicated parenthetically to the contrary and are accurate as of December 31, 2018.

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01    CMS Energy Corporation
Address:
One Energy Plaza
Jackson, Michigan 49201
CMS Energy Corporation, also conducting business as CMS Energy, is an integrated energy company, which has as its primary business operations an electric and natural gas utility, natural gas pipeline systems, and independent power generation.
The name, state of organization, and nature of business of CMS Energy’s direct subsidiaries are described below.
02    CMS Capital, L.L.C.
CMS Capital, L.L.C. is a Michigan limited liability company that holds ownership interests in CMS Land Company and EnerBank USA.
02    CMS Enterprises Company
CMS Enterprises Company, also conducting business as CMS Enterprises, is a Michigan corporation that, through various subsidiaries and affiliates, is engaged in diversified businesses in the United States and in select international markets.
02    CMS Treasury Services, LLC
CMS Treasury Services, LLC is a Michigan limited liability company formed to handle cash management functions and intercompany banking operations for CMS Energy and certain of its subsidiaries and affiliates.
02    Consumers Energy Company
Consumers Energy Company is a Michigan corporation engaged in the generation, purchase, transmission, distribution, and sale of electricity, and in the purchase, transmission, storage, distribution, and sale of natural gas, in Michigan’s lower peninsula.
02    Dearborn Industrial Energy, L.L.C.
Dearborn Industrial Energy, L.L.C. is a Michigan limited liability company that holds the ownership interest in Dearborn Industrial Generation, L.L.C.
The name, state of organization, and nature of business of each subsidiary and their subsidiaries are described below.

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02    CMS Capital, L.L.C.
Address:
One Energy Plaza
Jackson, Michigan 49201
CMS Capital, L.L.C. is a Michigan limited liability company that holds ownership interests in CMS Land Company and EnerBank USA.
03    CMS Land Company
CMS Land Company is a Michigan corporation formed to act as a repository for any unused real property formerly owned by Consumers Energy Company, and hold the same for possible non-utility development.
04    Beeland Group LLC
Beeland Group LLC is a Michigan limited liability company formed to acquire land and other property in order to provide a disposal well for the Bay Harbor properties.
03    EnerBank USA
EnerBank USA, also conducting business as EnerBank USA, Inc., is a Utah corporation engaged in the business of an “industrial bank” to issue certificates of deposit for the payment of money, to issue capital notes or debentures, to receive payments with or without allowance for interest, and to exercise all of the rights, privileges, and powers of an industrial bank.

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02    CMS Enterprises Company
Address:
One Energy Plaza
Jackson, Michigan 49201
CMS Enterprises Company, also conducting business as CMS Enterprises, is a Michigan corporation that, through various subsidiaries and affiliates, is engaged in diversified businesses in the United States and in select international markets.
 03    CMS Energy Resource Management Company
CMS Energy Resource Management Company, also conducting business as CMS ERM, is a Michigan corporation concentrating on the purchase and sale of energy commodities in support of CMS Energy’s generating facilities.
04    CMS ERM Michigan LLC
CMS ERM Michigan LLC is a Michigan limited liability company formed for the sole purpose of taking an assignment of the Ford/Rouge Electricity Sales Agreements from Dearborn Industrial Generation, L.L.C. and to perform those contracts.
04    CMS Viron Corporation
CMS Viron Corporation, also conducting business as CMS Viron Energy Services, is a Missouri corporation formed to provide services in the area of energy usage analysis and the engineering and implementation of energy conservation measures.
03    CMS Enterprises Sustainable Energy, LLC
CMS Enterprises Sustainable Energy, LLC is a Michigan limited liability company formed for projects in the renewable energy business sector.
04    Grand River Solar, LLC
Grand River Solar, LLC is a Michigan limited liability company formed for solar projects.
04    Grand River Wind, LLC
Grand River Wind, LLC is a Michigan limited liability company formed for wind projects.

05	NWO Holdco, L.L.C.
NWO Holdco, L.L.C. is a Delaware limited liability company organized for the principal purpose of directly or indirectly (through one or more subsidiary companies) developing, constructing, financing, and operating a 105‑MW wind power project in Paulding County, Ohio and engaging in other renewable energy development activities.

06	Northwest Ohio Wind, LLC
Northwest Ohio Wind, LLC is an Ohio limited liability company organized for the principal purpose of developing, constructing, financing, and operating a 105‑MW wind power project in Paulding County, Ohio.

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04    Minnigan Holdco, LLC (50%)
Minnigan Holdco, LLC is a Delaware limited liability company formed to hold ownership interests in certain project companies and other renewable energy developments.
03    CMS Gas Transmission Company
CMS Gas Transmission Company, also conducting business as CMS Gas Transmission and Storage, is a Michigan corporation organized to engage in the transmission, storage, and processing of natural gas.
04    CMS Gas Argentina Company
CMS Gas Argentina Company is a Cayman Islands corporation formed to own an equity interest in Transportadora de Gas del Norte S.A., an Argentine corporation, which provides natural gas transmission services to the northern and central parts of Argentina.
04    CMS International Ventures, L.L.C. (37.01%) (See Exhibit A for list of subsidiaries)
CMS International Ventures, L.L.C. is a Michigan limited liability company, formed to own, manage, and sell certain of CMS Energy’s international investments.
04    Otsego EOR, L.L.C. (25%)
Otsego EOR, L.L.C. is a Michigan limited liability company formed to hold oil reservoirs, pipeline, and compression facilities located in Otsego County, Michigan.
03    CMS International Ventures, L.L.C. (61.49%) (See Exhibit A for list of subsidiaries)
03    HYDRA-CO Enterprises, Inc. (See Exhibit B for list of subsidiaries)
HYDRA-CO Enterprises, Inc. is a New York corporation involved in the management and operation of coal-fueled, natural gas-fueled, wood waste-fueled, hydro, and solar photovoltaic generating units.

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02    CMS Treasury Services, LLC
Address:
One Energy Plaza
Jackson, Michigan 49201
CMS Treasury Services, LLC is a Michigan limited liability company formed to handle the cash management functions and intercompany banking operations for CMS Energy and certain of its subsidiaries and affiliates.

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02    Consumers Energy Company
Address:
One Energy Plaza
Jackson, Michigan 49201
The consolidated operations of Consumers Energy Company account for the largest share of CMS Energy’s total assets and income and account for a substantial portion of its revenues. Consumers also conducts business under the following assumed names:
Consumers Business Energy Services
Consumers Energy
Consumers Energy Business Services
Consumers Energy Consultants
Consumers Energy Contractor Network
Consumers Energy Dealer Network
Consumers Energy Finance
Consumers Energy Fitness Audits
Consumers Energy Group
Consumers Energy HouseCall
Consumers Energy HouseCall Services
Consumers Energy Management
Consumers Energy Resources
Consumers Energy Security Services
Consumers Energy Services
Consumers Energy Systems
Consumers Energy Traders
Consumers Power
Consumers Power Company
Laboratory Commercial Services
Laboratory Services
Michigan Gas Storage
Michigan Gas Storage Company
Technical Training Centers
Zeeland Power Company
The name, state of organization, and nature of business of Consumers’ subsidiaries are described below:
03    CMS Engineering Co.
CMS Engineering Co. is a Michigan corporation engaged in offering design, engineering, project management, and related construction services to natural gas utilities, natural gas exploration and production companies, and other energy businesses.
03    Consumers 2014 Securitization Funding LLC
Consumers 2014 Securitization Funding LLC is a Delaware limited liability company formed for purchasing securitization property from Consumers and to issue securitization bonds pledging the securitization property as collateral for the securitization bonds.

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03    Consumers Campus Holdings, LLC
Consumers Campus Holdings, LLC is a Michigan limited liability company formed for the purpose of being the lessee in the synthetic lease financing of the Consumers office building located in downtown Jackson, Michigan.
03    Consumers Receivables Funding II, LLC
Consumers Receivables Funding II, LLC is a Delaware limited liability company that buys certain accounts receivable from Consumers and sells them to a third party.
03    ES Services Company
ES Services Company is a Michigan corporation formed for the purpose of offering design, engineering, project management, and related services primarily to electric utilities and generation facilities.

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02    Dearborn Industrial Energy, L.L.C.
Address:
One Energy Plaza
Jackson, Michigan 49201
Dearborn Industrial Energy, L.L.C. is a Michigan limited liability company that holds the ownership interest in Dearborn Industrial Generation, L.L.C.
03    Dearborn Industrial Generation, L.L.C.
Dearborn Industrial Generation, L.L.C. is a Michigan limited liability company engaged in the operation of the Ford/Rouge Cogeneration Facility in Dearborn, Michigan.

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Exhibit A
Subsidiaries of CMS International Ventures, L.L.C.
Address:
One Energy Plaza
Jackson, Michigan 49201
04    CMS Electric & Gas, L.L.C.
CMS Electric & Gas, L.L.C. is a Michigan limited liability company. CMS International Distribution LLC and CMS Electric and Gas Company merged in December 2002 to form CMS Electric & Gas, L.L.C.

05	CMS Venezuela, S.A.
CMS Venezuela, S.A. is a Venezuelan corporation formed to operate Sistema Electrico Nueva Esparta C.A. (SENECA).

05	ENELMAR S.A.
ENELMAR S.A. is a Venezuelan corporation formed to hold CMS Electric & Gas, L.L.C.’s interests in the privatized electric system of the State of Nueva Esparta.

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Exhibit B
Subsidiaries of HYDRA-CO Enterprises, Inc.
Address:
One Energy Plaza
Jackson, Michigan 49201
04    CMS Generation Filer City, Inc.
CMS Generation Filer City, Inc. is a Michigan corporation involved as a General Partner in the T.E.S. Filer City Station Limited Partnership, a Michigan limited partnership that is the owner of the 54 megawatt (net) woodchip- and coal-fueled electric generating station in Filer City, Michigan.

05	T.E.S. Filer City Station Limited Partnership (50%)
04    CMS Generation Filer City Operating LLC
CMS Generation Filer City Operating LLC is a Michigan limited liability company formed to operate a coal- and wood waste-fueled power plant near Filer City, Michigan owned by the T.E.S. Filer City Station Limited Partnership.
04    CMS Generation Genesee Company
CMS Generation Genesee Company is a Michigan corporation involved as a General Partner in the Genesee Power Station Limited Partnership, a Delaware limited partnership, which owns and operates a 35-megawatt (net) waste-wood-fueled electric generating facility located in Genesee County, Michigan.

05	Genesee Power Station Limited Partnership (1% GP)
04    CMS Generation Grayling Company
CMS Generation Grayling Company is a Michigan corporation involved as a General Partner in Grayling Generating Station Limited Partnership, a Michigan limited partnership, that owns a waste-wood-fueled power plant in Grayling, Michigan. Grayling Generating Station Limited Partnership owns GGS Holdings Company, a Michigan corporation, which is a General Partner in AJD Forest Products Limited Partnership (also conducting business as AJD Forest Products), a Michigan limited partnership, that operates a sawmill adjacent to the Grayling Generating Station and also supplies wood waste fuel to Grayling Generating Station. Grayling Generating Station Limited Partnership is a Limited Partner in AJD Forest Products Limited Partnership.

05	Grayling Generating Station Limited Partnership (1% GP)

06	AJD Forest Products Limited Partnership (49.5% LP)

06	GGS Holdings Company
GGS Holdings Company is a Michigan corporation that owns a General Partner interest in AJD Forest Products Limited Partnership, a Michigan limited partnership.

07	AJD Forest Products Limited Partnership (0.5% GP)

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05	Grayling Partners Land Development, L.L.C. (1%)
Grayling Partners Land Development, L.L.C. is a Michigan limited liability company formed to acquire land near the Grayling facility for potential development of an ash disposal site.
04    CMS Generation Grayling Holdings Company
CMS Generation Grayling Holdings Company is a Michigan corporation involved as a Limited Partner in Grayling Generating Station Limited Partnership, a Michigan limited partnership. Grayling Generating Station Limited Partnership owns GGS Holdings Company, a Michigan corporation that owns a General Partner interest in AJD Forest Products Limited Partnership, a Michigan limited partnership.

05	Grayling Generating Station Limited Partnership (49% LP)

06	AJD Forest Products Limited Partnership (49.5% LP)

06	GGS Holdings Company

07	AJD Forest Products Limited Partnership (0.5% GP)

05	Grayling Partners Land Development, L.L.C. (49%)
04    CMS Generation Holdings Company
CMS Generation Holdings Company is a Michigan corporation involved as a limited partner in various partnerships.

05	Genesee Power Station Limited Partnership (48.75% LP)

05	GPS Newco, L.L.C. (50%)
GPS Newco, L.L.C. is a Kansas limited liability company formed for the purpose of facilitating financing and/or restricting liabilities of CMS Energy’s equity invested in Genesee Power Station Limited Partnership.

06	Genesee Power Station Limited Partnership (0.5% LP)
04    CMS Generation Michigan Power L.L.C.
CMS Generation Michigan Power L.L.C. is a Michigan limited liability company formed to own generating units in Michigan for the purpose of generating power during peak demand periods.
04    CMS Generation Operating Company II, Inc.
CMS Generation Operating Company II, Inc. is a New York corporation formed to operate power plants, primarily in the United States.
04    CMS Generation Operating LLC
CMS Generation Operating LLC is a Michigan limited liability company involved in the operation of various power plants throughout the United States.

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04    CMS Generation Recycling Company
CMS Generation Recycling Company is a Michigan corporation that has ownership interest in Mid-Michigan Recycling, L.C. Mid-Michigan Recycling, L.C. was created to be involved in supplying wood waste fuel for the Genesee Power Station Limited Partnership.

05	Mid-Michigan Recycling, L.C. (50%)
Mid-Michigan Recycling, L.C. is a Michigan limited liability company involved in supplying wood waste fuel for the Genesee Power Station Limited Partnership.
04    Craven County Wood Energy Limited Partnership (44.99% LP)
Craven County Wood Energy Limited Partnership is a Delaware limited partnership involved in the ownership and operation of a wood waste-fueled plant in New Bern, North Carolina.
04    Dearborn Generation Operating, L.L.C.
Dearborn Generation Operating, L.L.C. is a Michigan limited liability company formed to operate the Ford/Rouge Project.
04    Delta Solar Power I, LLC
Delta Solar Power I, LLC is a Michigan limited liability company formed to develop a solar photovoltaic electricity generating system located in Delta Township, Eaton County, Michigan.
04    Delta Solar Power II, LLC
Delta Solar Power II, LLC is a Michigan limited liability company formed to develop a solar photovoltaic electricity generating system located in Delta Township, Eaton County, Michigan.
04    Flambeau Solar Partners, LLC
Flambeau Solar Partners Limited Liability Company is a Delaware limited liability company formed to develop a solar photovoltaic electricity generating system located in Phillips, Wisconsin.
04    HCE-Biopower, Inc.
HCE-Biopower, Inc. is a New York corporation formed to hold partnership interests in various power projects.

05	IPP Investment Partnership (51%)

06	Craven County Wood Energy Limited Partnership (0.01% LP)
04    IPP Investment Partnership (49%)

05	Craven County Wood Energy Limited Partnership (0.01% LP)

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04    New Bern Energy Recovery, Inc.
New Bern Energy Recovery, Inc. is a Delaware corporation formed to participate as a General Partner in the Craven County Wood Energy Limited Partnership formed to construct, operate and own a wood waste-fueled electric generating facility in Craven County, North Carolina.

05	Craven County Wood Energy Limited Partnership (5% GP)

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